Exhibit 21.1

                           LIST OF ACTIVE SUBSIDIARIES


           Registered Name                   State of Incorporation
           ---------------                   ----------------------
           PlanGraphics, Inc.                Maryland
           RDT2M                             Kentucky
           Xmarc Limited                     United Kingdom